Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is made effective on the date hereof to the employment agreement dated as of July 1, 2003, as amended on October 30, 2006, December 31, 2008 and July 1, 2009 (the “Employment Agreement”), between The Hain Celestial Group, Inc., a Delaware corporation (the “Company”), and Irwin D. Simon (the “Executive”).

WHEREAS, Executive has been employed by the Company pursuant to the terms of the Employment Agreement; and

WHEREAS, the parties desire to amend the Employment Agreement in accordance with the provisions of Section 7(j) of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement and supersede the provisions of the Agreement as follows:

1. The first sentence of Section 1 of the Employment Agreement is hereby amended to change the phrase “June 30, 2012” to “June 30, 2017”.

2. Section 2 of the Employment Agreement is hereby amended to delete the last sentence in its entirety and to insert the following: “Executive’s place of employment shall be at the Company’s principal executive office in Melville, New York until such time as the Company shall relocate to its new executive office in Lake Success, New York which shall then be Executive’s place of employment.”

3. Section 3(a) of the Employment Agreement is hereby amended to delete the first paragraph and chart in its entirety and to insert the following: “The Company shall pay Executive a base salary of $1,600,000 for the fiscal year ending June 30, 2013.”

4. Section 3(b) of the Employment Agreement is hereby amended to change the phrase “up to 200% of his Base Salary” to “up to 225% of his Base Salary”.

5. Section 3(e) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(e) Long-Term Incentive Compensation. For each fiscal year during the Employment Period, Executive shall be eligible to receive long-term incentive compensation (“LTI”) in cash, performance-based restricted stock, performance-based restricted stock units, restricted stock, restricted stock units, stock options or any combination thereof, as determined by the Compensation Committee in its sole discretion. With respect to the total LTI awarded in any such fiscal year during the Employment Period, Executive’s LTI target award shall equal 250% of his Base Salary upon the achievement of target performance levels, with a maximum award equal to 333% of his Base Salary, based upon the level of achievement of certain Company and/or individual performance objectives and based on vesting conditions, in each case, as determined by the Compensation Committee in its sole discretion.”

6. Section 4(b) of the Employment Agreement is added to insert a new subsection (4) at the end thereof to read as follows:

“(4) long term disability coverage for the benefit of Mr. Simon and long term care coverage for the benefit of Mr. Simon and his spouse with annual premiums of not more than $60,000, in the aggregate.”

7. Section 5(d) of the Employment Agreement is hereby amended by adding a new subsection (iv) at the end of the definition of “Additional Benefits” to read as follows:

“(iv) Executive (and to the extent applicable, his dependents) will be entitled to continue to receive the perquisites set forth in Sections 4(b)(3) and (4), until the third anniversary of Executive’s termination of employment.”

8. Section 6(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Noncompetition.

(i) The Executive acknowledges that (a) the Company is engaged in a continuous program of research, development, marketing, sales and production regarding natural and organic products throughout the United States and internationally (the foregoing, together with any other businesses in which the Company engages from the date hereof to the date of the termination of the Executive’s employment with the Company and its subsidiaries is referred to herein as the “Company Business”); (b) the Company Business is national and international in scope; and (c) the agreements and covenants contained in this Agreement are necessary and essential to protect the business, goodwill, and customer relationships that the Company and its subsidiaries have expended significant resources to develop.

(ii) In accordance with the foregoing and this Agreement, the Executive hereby agrees that, during the term of the Executive’s employment with the Company and for a period of three year(s) after the termination of Executive’s employment with the Company due to a Termination Without Cause, Termination for Good Reason or Non-Renewal (it being understood and agreed that the provisions of this Section 6 shall not apply in the event Executive’s employment terminates for any reason without payment of the Additional Benefits), (the “Restricted Period”), the Executive will not, directly or indirectly, individually or on behalf of any person or entity other than the Company or any of its subsidiaries:

(a) Provide Competing Services (as defined below) to any company or business (other than the Company or any subsidiary) engaged in the manufacture, or marketing of any of the Relevant Products (as defined below) to retailers in the Relevant Market Area (as defined below); or

(b) Approach, consult, solicit or accept business from, or contact or otherwise communicate, directly or indirectly, in any way with any Customer (as defined below) in an attempt to (1) divert business from, or interfere with any business relationship of the Company or any of its subsidiaries, or (2) convince any Customer to change or alter any of such Customer’s existing contractual terms and conditions with the Company or any subsidiary.

(iii) For purposes of this Agreement, the following terms shall have the meanings indicated:

(a) To provide “Competing Services” means to provide, manage, supervise, or consult about (whether as an employee, owner, partner, stockholder (except to the extent provided in Section 6(a)(iv) below), joint venturer, lender (except to the extent provided in Section 6(a)(iv) below), director, manager, officer, employee, consultant, independent contractor, representative or agent, or otherwise) any services that (1) are similar in purpose or function to services the Executive provided to the Company or any subsidiary in the two year period preceding the termination of the Executive’s employment, (2) might involve the use of confidential information concerning the Company or its subsidiaries, or (3) involve business opportunities related to Relevant Products.

(b) “Customer” means any and all persons or entities who purchased any Relevant Product directly from the Company or any majority owned subsidiary during the term of the Executive’s employment with the Company or any majority owned subsidiary of the Company with whom Executive had contact during Executive’s employment or about whom Executive obtained confidential information.

(c) “Relevant Products” means any natural or organic branded product that was developed or sold by the Company or any subsidiary within the course of the last two (2) years of the Executive’s employment with the Company or any subsidiary.

(d) “Relevant Market Area” means the counties (or county equivalents) of any country where the Company does business that the Participant assists in providing services to and/or receives confidential information about in the two (2) year period preceding the termination of the Participant’s employment so long as the Company continues to do business in that geographic market area during the Restricted Period.

(iv) Notwithstanding the foregoing, (a) the restrictions of subsection 6(a)(ii)(a) and 6(a)(ii)(b) above shall not prohibit the Executive’s employment with a non-competing, independently operated subsidiary, division, or unit of a diversified company (even if other separately operated portions of the diversified company are involved in Relevant Products) if in advance of the Executive’s providing any services, the Executive and the diversified company that is going to employ or retain the Executive both provide the Company with written assurances that are satisfactory to the Company establishing that (1) the entity, subsidiary, division or unit of the diversified business that the Executive is going to be employed in or retained by is not involved in Relevant Products or preparing to become involved in Relevant Products, and (2) the Executive’s position will not involve Competing Services of any kind, and (b) the Executive is not prohibited from owning either of record or beneficially, up to five percent (5%) of the shares, other equity or debt of any publicly traded company.”

9. Section 6 of the Employment Agreement is added to insert a new subsection (e) at the end thereof to read as follows:

“(e) Acknowledgements with Respect to Foregoing Covenants.

(i) The Executive acknowledges that the Executive has given careful consideration to the restraints imposed by this Agreement, and the Executive fully agrees that they are necessary for the reasonable and proper protection of the business of the Company and its subsidiaries. The restrictions set forth herein shall be construed as a series of separate and severable covenants. The Executive agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period, and geographical area. Except as expressly set forth herein, the restraints imposed by this Agreement shall continue during their full time periods and throughout the geographical area set forth in this Agreement.

(ii) If any of the covenants in this Section 6 are deemed unenforceable as written, the Executive and the Company expressly authorize the court to revise, delete or add to the restrictions contained in this Section 6 to the extent necessary to enforce the intent of the parties and to provide the goodwill, confidential information, and other business interests of the Company and its subsidiaries with effective protection to the maximum extent permitted by law.

(iii) The parties expressly acknowledge and agree that the right and opportunity to receive the benefits of this Agreement in exchange for compliance with the restrictions set forth herein is full and sufficient consideration for the obligations imposed by this Agreement.”

Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect. Executive hereby agrees and acknowledges that the terms of this Amendment shall not create or provide any grounds for payment of any benefits under Section 5(b) of the Employment Agreement or otherwise trigger any rights of Executive under the Employment Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of June 30, 2012.

EXECUTIVE

Date: June 30, 2012	/s/ Irwin D. Simon
Irwin D. Simon

THE HAIN CELESTIAL GROUP, INC.

Date: June 30, 2012	By:	/s/ Denise M. Faltischek
	Name:	Denise M. Faltischek
	Title:	Senior Vice President &
General Counsel

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